EXHIBIT 23-a
October 19, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form SB-2 Registration Statement for the registration of 10,233,285 shares of common stock of The Kingsley Coach, Inc., a Delaware corporation (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the years ended June 30, 2004 and 2003, dated September 24, 2004 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

                                  Sincerely,

                                  /s/Mantyla McReynolds
                                  -------------------------
                                  Mantyla McReynolds